UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2016

HIGHER ONE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34779	26-3025501
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

115 Munson Street

New Haven, CT 06511

(Address of principal executive offices and zip code)

(203) 776-7776

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 4, 2016, Higher One Holdings, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) at 115 Munson Street, New Haven, Connecticut 06511. On March 7, 2016, the record date for the Special Meeting, 48,280,322 shares of the Company’s common stock were issued and outstanding, of which 35,210,849 were present or represented by proxy at the Special Meeting for purposes of establishing a quorum.

At the Special Meeting, the Company’s stockholders: (1) authorized the sale (the “Asset Sale”) by Higher One, Inc. (“HOI”), a wholly-owned subsidiary of the Company, of substantially all of the assets, and the transfer of substantially all of the liabilities, exclusively related to or used in HOI’s business of disbursing student loan and other refunds for its higher education institutional clients and servicing student-oriented checking accounts for the students of those clients (excluding HOI’s eRefund service), pursuant to the Asset Purchase Agreement by and among the Company, HOI, Customers Bank and Customers Bancorp, Inc., dated December 15, 2015; and (2) approved, by non-binding, advisory vote, certain compensation arrangements for a named executive officer of the Company in connection with the Asset Sale (the “Compensation Arrangement”). The voting results from the Special Meeting were as follows:

Proposal 1—Asset Sale

For	Against	Abstain
35,190,113	9,868	10,868

Proposal 2—Compensation Arrangement

For	Against	Abstain
32,778,080	1,209,627	1,223,142

There were no broker non-votes with respect to either of the above-referenced proposals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2016

HIGHER ONE HOLDINGS, INC.

By:	/s/ Christopher Wolf
Christopher Wolf Executive Vice President and Chief Financial Officer